Exhibit 10.3

Amendment No. 2 to
Master Agreement for Pharmacy,
Pharmacy Consulting and Related Products and Services

       This Amendment No. 2 to Master Agreement for Pharmacy, Pharmacy Consulting and Related Products and Services is made effective as of June 9, 2005.

BACKGROUND

A. As of December 1, 2003, Genesis HealthCare Corporation, a Pennsylvania corporation (together with its Affiliates, “GHC”) and NeighborCare Pharmacy Services, Inc. d/b/a NeighborCare, a Delaware corporation (together with its Affiliates, “NeighborCare”), entered a Master Agreement for Pharmacy, Pharmacy Consulting and Related Products and Services (“Master Agreement”).

B. As of May 7, 2004, GHC and NeighborCare entered Amendment No. 1 to the Master Agreement (“Amendment No. 1”).

C. GHC and NeighborCare now desire to amend the Master Agreement and Amendment No. 1 as set forth in this Amendment No. 2 to Master Agreement for Pharmacy, Pharmacy Consulting and Related Products and Services (“Amendment No. 2”).

AGREEMENT

       NOW THEREFORE, in consideration of the foregoing and the mutual promises set forth in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree that Amendment No. 1 and the Master Agreement are amended as follows:

1.	Item 1 in Amendment No. 1, relating to an amendment to Section 2.6 of the Master Agreement, is canceled and of no continuing effect such that the Master Agreement reverts to its original terms relating to the matters referenced in Item 1.

2.	Item 2 in Amendment No. 1, relating to references in the Master Agreement to the “Five Year Price Adjustment,” is canceled and of no continuing effect such that the Master Agreement reverts to its original terms relating to the matters referenced in Item 2.

3.	Capitalized terms not otherwise defined in this Amendment have the meaning defined in the Master Agreement.

       IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have duly executed this Amendment as of the day and year first written above.

NEIGHBORCARE PHARMACY SERVICES, INC.		GENESIS HEALTHCARE CORPORATION

By:	/s/ John J. Arlotta	By:	/s/ George V. Hager, Jr.
	John Arlotta		George V. Hager, Jr.
	Chairman, President and Chief Executive Officer		Chairman and Chief Executive Officer